UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana		70058
(Address of principal executive offices)		(Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On November 15, 2005, SESI, L.L.C. (“SESI”), The Bank of New York Trust Company, N.A., and certain subsidiaries of Superior Energy Services, Inc. (the “Company”), entered into a Fifth Supplemental Indenture to the Indenture, dated as of May 2, 2001, as amended, by and among the Company, SESI, the subsidiary guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, with respect to SESI’s 8-7/8% Senior Notes due May 15, 2011 (the “Notes”). The purpose of the Fifth Supplemental Indenture is to amend the Indenture to add those certain subsidiaries of the Company as guarantors with respect to the Notes.
     The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Fifth Supplemental Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
	4.1	Fifth Supplemental Indenture, dated as of November 15, 2005, but effective as of October 31, 2005, by and among SESI, L.L.C., The Bank of New York Trust Company, N.A., as Trustee, and the subsidiaries of Superior Energy Services, Inc. identified therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: November 15, 2005

Exhibit Index
4.1	Fifth Supplemental Indenture, dated as of November 15, 2005, but effective as of October 31, 2005, by and among SESI, L.L.C., The Bank of New York Trust Company, N.A., as Trustee, and the subsidiaries of Superior Energy Services, Inc. identified therein.